UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2004

Ameristar Casinos, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2004, Ameristar Casinos, Inc. (the "Registrant") entered into the Sixth Amendment (the "Sixth Amendment") to its Credit Agreement, dated as of December 20, 2000, as previously amended by the First through Fifth Amendments thereto (the "Credit Agreement"), among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.

The Sixth Amendment amends the Credit Agreement to permit up to an additional $115,000,000 of Incremental Commitments (as defined in the Credit Agreement) to finance the Registrant's acquisition of substantially all of the assets of Mountain High Casino in Black Hawk, Colorado (the "Acquisition").

The Registrant expects to obtain Incremental Commitments to increase the B-1 Term Loans (as defined in the Credit Agreement) by approximately $115,000,000 prior to the closing of the Acquisition.

The other terms of the Credit Agreement (including the terms and conditions of the B-1 Term Loans) remain unchanged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Each of the Exhibits listed below is incorporated herein in its entirety:

Exhibit 4.1 - Sixth Amendment to Credit Agreement, dated as of October 25, 2004, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.

October 27, 2004	By:	Peter C. Walsh

Name: Peter C. Walsh
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Sixth Amendment to Credit Agreement, dated as of October 25, 2004, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent